Exhibit 99.1

Contact: Stephen Purtell Senior Vice President Investor Relations and Treasurer +1-972-595-5180 spurtell@sftp.com
Board Intends to Increase Dividend Eleven Percent at Six Flags
GRAND PRAIRIE, Texas — December 22, 2017 — Six Flags Entertainment Corporation (NYSE: SIX), the world’s largest regional theme park company, today announced that its board of directors intends to increase the regular quarterly cash dividend from $0.70 to $0.78 per share of common stock, an increase of 11 percent. The intent is to make the increase effective with the dividend paid in the first quarter of 2018, subject to declaration by the company’s board of directors.
“We are pleased to increase our dividend expectations in light of our continued confidence in our strong, recurring cash flow” said Jim Reid-Anderson, Chairman, President and CEO. “Six Flags’ annual cash flow will benefit greatly from the recently enacted tax reform due to our corporate structure, domestically sourced income and annual capital investments. The tax reform benefits should enable us to invest even further in our world-class theme parks and our dedicated employees, and to use the remaining proceeds to reward our loyal shareholders with a higher annual dividend.”
“Our policy has always been to return all excess cash flow to shareholders through a balanced approach of dividends and share repurchases, and we are committed to growing our attractive dividend with high-single digit increases for years to come,” said Marshall Barber, Executive Vice President and Chief Financial Officer.
This dividend increase will come on top of the 9 percent increase taken in the fourth quarter 2017, and would be the eighth consecutive year the company has raised its dividend since it was initiated in 2010. A $3.12 annualized dividend represents nearly a 5 percent yield at today’s closing stock price.
About Six Flags Entertainment Corporation
Six Flags Entertainment Corporation is the world’s largest regional theme park company with $1.3 billion in revenue and 20 parks across the United States, Mexico and Canada. For 56 years, Six Flags has entertained millions of families with world-class coasters, themed rides, thrilling water parks and unique attractions. For more information, visit www.sixflags.com.
Forward Looking Statements
The information contained in this release, other than historical information, consists of forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. These risks and uncertainties include, among others, (i) the adequacy of cash flows from operations, available cash and available amounts under our credit facilities to meet our future liquidity needs, (ii) our ability to roll out our capital enhancements in a timely and cost effective manner, (iii) our ability to improve operating results by implementing strategic cost reductions, and organizational and personnel changes without adversely affecting our business, (iv) our operations and results of operations, and (v) the risk factors or uncertainties listed from time to time in the company’s filings with the Securities and Exchange Commission ("SEC"). In addition, important factors, including factors impacting attendance, such as local conditions, contagious diseases, events, disturbances and terrorist activities; recall of food, toys and other retail products sold at our parks; risk of accidents occurring at the company’s parks or other parks in the industry and adverse publicity concerning our parks or other parks in the industry; inability to achieve desired improvements and financial performance targets set forth in our aspirational goals; adverse weather conditions such as excess heat or cold, rain and storms; general financial and credit market conditions; economic conditions (including customer spending patterns); changes in public and consumer tastes; construction delays in capital improvements or ride downtime; competition with other theme parks and other entertainment alternatives; dependence on a seasonal workforce; unionization activities and labor disputes; laws and regulations affecting labor and employee benefit costs, including increases in state and federally mandated minimum wages, and healthcare reform; pending, threatened or future legal proceedings and the significant expenses associated with litigation; cyber security risks and other factors could cause actual results to differ materially from the company’s expectations. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will be realized and actual results could vary materially. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained under the captions "Cautionary Note Regarding Forward-Looking Statements" and "Risk Factors" in the company’s Annual and Quarterly Reports on Forms 10-K and 10-Q, and its other filings and submissions with the SEC, each of which are available free of charge on the company’s investor relations website at www.investors.sixflags.com and on the SEC’s website at www.sec.gov.